                                                                       Exhibit 1

                           PLACEMENT AGENT AGREEMENT



                                                                  August 6, 1997


Security Capital Markets Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico  87501

Dear Sirs:

     Security Capital Atlantic Incorporated, a Maryland corporation ("ATLANTIC"), is issuing as a dividend, at no cost, to each of its shareholders
  --------
the right (a "Right") to subscribe for and purchase shares of common stock, par
              -----
value $.01 per share ("Shares"), of ATLANTIC.  The issuance of such Rights and
                       ------
the offering of such underlying Shares by ATLANTIC is herein referred to as the "Rights Offering." A holder of Rights who validly exercises all of such
 ---------------
holder's Rights will have the further right to oversubscribe for additional Shares, to the extent that all of the Shares offered in the Rights Offering are not purchased by the exercise of Rights (the "Oversubscription Privilege").
                                              --------------------------
Simultaneously with the Rights Offering, Security Capital Markets Group Incorporated (the "Agent"), an affiliate of ATLANTIC's manager, Security Capital
                   -----
(Atlantic) Incorporated (the "REIT Manager"), will act as a placement agent for
                              ------------
ATLANTIC and seek third-party investors to acquire Shares offered in the Rights Offering that are not sold through the exercise of Rights or the Oversubscription Privilege (the "Unsubscribed Shares"). The Agent and the REIT
                                 -------------------
Manager are both subsidiaries of Security Capital Group Incorporated ("Security Capital").

     ATLANTIC has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of
      ----------
1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (File No. 333-
                    --------------
27067) on Form S-11 relating to the Rights Offering. The registration statement as amended to the date of this Agreement is hereinafter referred to as the

"Registration Statement" and the related prospectus in the form first used to
-----------------------
confirm sales of the Shares in the Rights Offering is hereinafter referred to as the "Prospectus."
     ----------


                                   ARTICLE I

                            EMPLOYMENT OF THE AGENT

     In reliance upon the representations and warranties and subject to the terms and conditions of this Agreement:

     Section 1.1.  Best Efforts.  ATLANTIC and the REIT Manager employ the Agent
                   ------------
as ATLANTIC's exclusive agent to sell for ATLANTIC's account the Unsubscribed Shares, if any, on a cash basis only, at the offering price as set forth in the Prospectus. The Agent agrees to use its best efforts, as agent for ATLANTIC, to sell the Unsubscribed Shares, if any, subject to the terms and conditions set forth in this Agreement and in the Prospectus. The Agent shall deliver to prospective purchasers of Unsubscribed Shares the Prospectus and any other materials the Agent deems appropriate. It is understood between the parties that there is no firm commitment by the Agent to purchase any or all of the Shares.

     Section 1.2.  Compensation.  The Agent shall not receive any commission,
                   ------------
discount or special compensation from ATLANTIC in connection with the Rights Offering or the sale of Unsubscribed Shares. Upon consummation of the Rights Offering and the sale of the Shares thereunder (the "Closing"), the REIT Manager
                                                     -------
or Security Capital shall pay to the Agent a fee of $250,000 for the Agent's services in assisting ATLANTIC in the Rights Offering.

     Section 1.3.  Expenses.  In addition to the fee described in Section 1.2
                   --------
hereof, ATLANTIC will pay, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all of the Agent's reasonable costs and expenses, including fees of counsel, incident to the performance of the Agent's obligations under this Agreement; provided, however, that, if this Agreement is terminated prior to the Closing, the Agent shall only be reimbursed for its actual accountable out-of-pocket costs and expenses.

     Section 1.4.  Obligations Not Exclusive.  ATLANTIC agrees that the
                   -------------------------
obligations of the Agent under this Agreement: (a) shall not preclude the Agent from contemporaneously participating in, acting as placement agent for, or underwriting the offering of securities of other issuers; (b) shall not impose any obligation on the Agent to require its registered representatives, some or all of whom may be independent contractors, to offer and sell the Shares; and
(c) shall require the Agent to make an effort to find purchasers for the Unsubscribed Shares only to the extent the Agent is motivated to do so by the compensation and other provisions of this Agreement.

     Section 1.5.  Offering Solely As Agent.  In offering the Unsubscribed
                   ------------------------
Shares for sale, the Agent shall offer them solely as an agent for ATLANTIC, and such offer shall be made upon the terms and subject to the conditions set forth in this Agreement and the Prospectus. The Agent shall commence making such offer as an agent for ATLANTIC as soon after the date hereof as it in its sole discretion may deem advisable; provided, however, that if the Agent does not commence such offering within ten business days after the date hereof, it shall so advise ATLANTIC.


                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF ATLANTIC

     In order to induce the Agent to enter into this Agreement, ATLANTIC hereby represents and warrants to and agrees with the Agent as follows:

     Section 2.1.  Registration Statement and Prospectus.   The Registration
                   -------------------------------------
Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of ATLANTIC, threatened by the Commission; and the Registration Statement and the Prospectus (as amended or supplemented, if applicable) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or, in the case of the Prospectus, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the date of the Closing (the "Closing Date"), if applicable, will not contain an untrue
              ------------
statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with written information furnished to ATLANTIC through the Agent or by or on behalf of the Agent specifically for use therein.

     Section 2.2.  Financial Statements.  The financial statements of ATLANTIC
                   --------------------
together with related schedules and notes included in the Registration Statement and the Prospectus present fairly the financial position of ATLANTIC and the results of its operations and the changes in its financial position at the respective dates and for the respective periods for which they apply; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as otherwise stated therein.

     Section 2.3.  Independent Public Accountant.  Ernst & Young LLP, which has
                   -----------------------------
certified or shall certify certain of the financial statements included in the Registration Statement and the Prospectus, are independent certified public accountants within the meaning of the Securities Act.

     Section 2.4.  No Material Adverse Change.  Except as described in the
                   --------------------------
Registration Statement or the Prospectus, subsequent to the dates as of which information is given in the Registration Statement and the Prospectus and as of the date hereof, (a) there shall not have been any material adverse change in the condition (financial or other), properties or business of ATLANTIC; (b) ATLANTIC shall not have entered into any material transaction other than in the ordinary course of business; (c) ATLANTIC shall not have incurred any material obligations, contingent or otherwise, other than in the ordinary course of business; (d) there shall not have been any change in the capital stock or long-term debt (except current payments) of ATLANTIC and (e) ATLANTIC shall not have paid or declared any dividends or other distributions on its capital stock, other than regular periodic dividends.

     Section 2.5.  Organization and Standing.  ATLANTIC is duly organized and is
                   -------------------------
validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary. ATLANTIC holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus.

     Section 2.6.  No Violation.  ATLANTIC is not in violation of its Charter,
                   ------------
its Bylaws or other governing documents, nor is it in default in the performance of any obligation, agreement or condition contained in any license, contract, indenture, mortgage, deed of trust, lease or loan agreement or in any bond, debenture, note or any other evidence of indebtedness to which it is a party or by which it is bound, except where such default does not materially adversely affect the condition (financial or other), properties or business of ATLANTIC. The performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with the ATLANTIC's Charter, Bylaws or other governing documents of ATLANTIC, or result in a breach of, or default under, any agreement, indenture, mortgage, deed of trust, lease or other instrument to which ATLANTIC is a party or by which it is bound, or any law, rule, regulation or decree of any court, governmental agency or body having jurisdiction over ATLANTIC or its properties or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of ATLANTIC, except as any of the foregoing would not materially adversely affect the condition (financial or other), properties or business of ATLANTIC. ATLANTIC is not in violation of any law, rule, regulation or court decree to which it may be subject nor has it failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure is likely to have a material adverse effect on the condition (financial or other), properties or business of ATLANTIC. Except as required by the Securities Act, the Exchange Act or applicable state securities or blue sky laws, no consent, approval, authorization or order of any court, governmental agency or body is required in connection with the consummation of the transactions contemplated by this Agreement.

     Section 2.7.  Capitalization.  The authorized, issued and outstanding
                   --------------
capitalization of ATLANTIC is as described in the Prospectus and all of the issued and outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable.

     Section 2.8.  Legality of Shares.  The Shares to be sold by ATLANTIC in the
                   ------------------
Rights Offering have been duly authorized and, upon issuance and delivery and payment therefor in the manner described in the Prospectus, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. No further approval or authority of the shareholders or the Board of Directors of ATLANTIC will be required for the issuance and sale of the Shares as contemplated herein. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restrictions upon the voting or transfer of any Shares to be sold by ATLANTIC pursuant to ATLANTIC's Charter, Bylaws or any agreement or other instrument to which ATLANTIC is a party. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any Shares.

     Section 2.9.  Authority.  ATLANTIC has full right, power and authority to
                   ---------
enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by ATLANTIC and constitutes a valid and binding agreement of ATLANTIC enforceable against ATLANTIC in accordance with its terms, except as its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and judicial limitations on the right of specific performance or by general equitable principles, and except as enforceability of indemnification provisions hereof may be limited by federal securities laws.

     Section 2.10.  Property.  Except as otherwise described in the Registration
                    --------
Statement and the Prospectus, ATLANTIC and it subsidiaries have good and marketable title or good and indefeasible title (or such substantially equivalent quality of title as provided by the applicable title insurance policy), free and clear of all liens and encumbrances to all of the real property described in the Registration Statement and the Prospectus as being owned by it or its subsidiaries except liens and encumbrances which are not material in the aggregate and do not materially interfere with the conduct of the business of ATLANTIC or its subsidiaries, and, except as otherwise described in the Registration Statement and the Prospectus, has valid and binding leases to the real property described in the Registration Statement and the Prospectus as under lease to it or its subsidiaries with such exceptions as do not materially interfere with the conduct of the business of ATLANTIC or its subsidiaries.

     Section 2.11.  No Litigation.  Except as set forth in the Registration
                    -------------
Statement and the Prospectus, there are no actions, suits or proceedings pending before or by any court, governmental agency or body or any arbitrator, which might have a material adverse effect on the condition (financial or other), properties or business of ATLANTIC and, to the best of ATLANTIC's knowledge, no such action, suit or proceeding is contemplated.

     Section 2.12.  Price Manipulation.  ATLANTIC has not taken and will not
                    ------------------
take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the unlawful stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

     Section 2.13.  REIT Status.  Commencing with ATLANTIC's taxable year ended
                    -----------
December 31, 1993, ATLANTIC has met the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and ATLANTIC's present and contemplated operations, assets and income
 ----
continue to meet such requirements.

     Section 2.14.  Finder.  ATLANTIC knows of no outstanding claims for
                    ------
services in the nature of a finder's fee or origination fee with respect to the sale of the Shares hereunder resulting from its acts for which the Agent may be responsible.

     Section 2.15.  Exhibits.  There are no contracts or other documents which
                    --------
are required to be filed as exhibits to the Registration Statement by the Securities Act which have not been so filed and each contract to which ATLANTIC is a party and to which reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all material respects in accordance with its terms, and none of such contracts has been assigned by ATLANTIC. ATLANTIC knows of no present situation or condition or fact which would prevent compliance with the terms of such contracts, as amended to date. Except as set forth in the Registration Statement and the Prospectus and except for amendments or modifications of such contracts in the ordinary course of business, ATLANTIC has no intention of exercising any right which it may have to cancel any of its obligations under any of such contracts and has no knowledge that any other party to any of such contracts has any intention not to render full performance under such contracts.

     Section 2.16.  Tax Returns.  ATLANTIC has filed all federal and state tax
                    -----------
returns which are required to be filed by it and has paid all taxes shown on such returns and on all assessments received by it to the extent such taxes have become due. All taxes with respect to which ATLANTIC is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.


                                  ARTICLE III

                             COVENANTS OF ATLANTIC

     ATLANTIC covenants and agrees with the Agent that:

     Section 3.1.  Delivery of Registration Statement and Prospectus.  ATLANTIC
                   -------------------------------------------------
will furnish to the Agent, from time to time and without charge, copies of the Registration Statement (one of which will be signed and will include all exhibits), each preliminary prospectus, the Prospectus and all amendments and supplements to any of such documents, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.

     Section 3.2.  Filing of Prospectus.  ATLANTIC will file the Prospectus in a
                   --------------------
form approved by the Agent pursuant to, and within the period permitted by, Rule 424 under the Securities Act.

     Section 3.3.  Use of Prospectus.  ATLANTIC authorizes the Agent to use the
                   -----------------
Prospectus as from time to time amended or supplemented in connection with the offering and sale of the Shares and in accordance with the applicable provisions of the Securities Act and applicable state securities or blue sky laws.

     Section 3.4.  Further Amendments and Supplements.  If, during such period
                   ----------------------------------
of time as in the opinion of the Agent or its counsel a prospectus relating to the Rights Offering is required to be delivered under the Securities Act, any event occurs or any event known to ATLANTIC relating to or affecting ATLANTIC shall occur as a result of which the Prospectus as then amended or supplemented would contain an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act, ATLANTIC will forthwith notify the Agent thereof and prepare and file with the Commission such further amendment to the Registration Statement or supplement or amendment to the Prospectus as may be required and furnish and deliver to the Agent, at the cost of ATLANTIC, a reasonable number of copies of the amended or supplemented Prospectus which as so amended or supplemented will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the Prospectus not misleading in light of the circumstances when it is delivered to a purchaser or prospective purchaser, and which will comply in all respects with the Securities Act; and in the event the Agent is required to deliver a prospectus 90 days or more after the Closing Date, upon request will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10 of the Securities Act.

     Section 3.5.  Objection of Agent to Amendments or Supplements.  After the
                   -----------------------------------------------
date hereof, ATLANTIC will not at any time file any amendment or supplement to the Registration Statement or the Prospectus unless and until a copy of such amendment or supplement has been previously furnished to the Agent within a reasonable time period prior to the proposed filing thereof, or to which the Agent or counsel for the Agent has reasonably objected, in writing, on the ground that such amendment or supplement is not in compliance with the Securities Act.

     Section 3.6.  Events Relating to Registration Statement and Prospectus.
                   --------------------------------------------------------
For so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, ATLANTIC will promptly advise the Agent (a) when any amendment to the Registration Statement shall have become effective and when any amendment or supplement to the Prospectus shall be filed with the Commission, (b) when the Commission shall make a request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, (c) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement pursuant to Section 8 of the Securities Act or of the initiation or notice of intended initiation of any actions or proceedings for that purpose,
(d) of the happening of any event which in the judgment of ATLANTIC makes any material statement in the Registration Statement or the Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading and (e) of the refusal to qualify or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or notice of intended initiation of any actions or proceedings for any of such purposes. ATLANTIC will use every reasonable effort to prevent the issuance of any such order, to prevent any such refusal to qualify or any such suspension, and to obtain as soon as possible a lifting of any such order, the reversal of any such refusal or the termination of any such suspension.

     Section 3.7.  Preparation and Filing of Amendments and Supplements.
                   ----------------------------------------------------
ATLANTIC will prepare and file promptly with the Commission, upon request of the Agent, such amendments or supplements to the Registration Statement or the Prospectus, in form satisfactory to counsel for ATLANTIC, as in the opinion of counsel to the Agent and counsel to ATLANTIC may be necessary in connection with the offering or distribution of the Shares and will use its best efforts to cause the same to become effective as promptly as possible.

     Section 3.8.  Blue Sky Qualification.  ATLANTIC will, when and as requested
                   ----------------------
by the Agent, use reasonable efforts to qualify the Rights Offering or such part thereof as the Agent may determine for sale under the state securities or blue sky laws of such states as the Agent may reasonably request, and to continue such qualification in effect so long as required for the purposes of the distribution of the Shares; provided, however, that ATLANTIC shall not be obligated to (a) file any general consent to service of process, (b) qualify as a foreign business in any jurisdiction in which it is not so qualified or (c) take any action that would subject it to income taxation in any such jurisdiction. The blue sky work shall be undertaken by counsel selected by ATLANTIC and shall be at ATLANTIC's expense.

     Section 3.9.  Reports and Financial Statements.  ATLANTIC will file on a
                   --------------------------------
timely basis all reports and any definitive proxy or information statements required to be filed by ATLANTIC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares. ATLANTIC at its own expense will prepare and give and will continue to give such financial statements and other information to and as may be required by the Commission, or the proper public bodies of the states in which the Shares may be qualified.

     Section 3.10.  Earning Statement.  ATLANTIC will make generally available
                    -----------------
to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earning statement of ATLANTIC and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at ATLANTIC's option, Rule 158 under the Securities Act).

     Section 3.11.  Reports and Financial Statements to the Agent.  During the
                    ---------------------------------------------
period of five years from the effective date of the Registration Statement, ATLANTIC shall make available to the Agent copies of all periodic and special reports furnished to the security holders of ATLANTIC and of all information, documents, and current, quarterly or annual reports filed by ATLANTIC with the Commission. Upon request in writing from the Agent, ATLANTIC shall furnish to the Agent such other information as may reasonably be requested and which may be properly disclosed to the Agent with reference to the property, business and operations of ATLANTIC and its subsidiaries, if any.

     Section 3.12.  Expenses Paid by ATLANTIC.  ATLANTIC will pay, whether or
                    -------------------------
not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated, all costs and expenses incident to the performance of its obligations under this Agreement, including, without limitation, all costs and expenses (a) incident to the preparation, issuance and delivery of the Shares, (b) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (c) incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Agent may designate and
(d) in connection with the printing and delivery of this Agreement and the furnishing to the Agent of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided.

     Section 3.13.  Post-Effective Availability of Prospectus.  For so long as a
                    -----------------------------------------
prospectus is required to be delivered under the Securities Act, ATLANTIC will comply, at its own expense, with all requirements imposed upon it by the Securities Act, as in effect from time to time, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealings in the Shares.

     Section 3.14.  Application of Proceeds.  ATLANTIC will apply the net
                    -----------------------
proceeds from the sale of the Shares substantially in the manner set forth in the Registration Statement and the Prospectus.

     Section 3.15.  Cooperation with Agent's Due Diligence.  ATLANTIC will
                    --------------------------------------
cooperate with the Agent in such investigation as the Agent may make or cause to be made of all the properties, business and operations of ATLANTIC in connection with the purchase and public offering of the Shares, and ATLANTIC will make available to the Agent in connection therewith such information in its possession as the Agent may reasonably request.

     Section 3.16.  Compliance with Conditions Precedent.  ATLANTIC will use all
                    ------------------------------------
reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Agent in Article VI hereof.


                                   ARTICLE IV

                         COVENANTS OF THE REIT MANAGER

     The REIT Manager covenants and agrees with the Agent that:

     Section 4.1.  Cooperation with Agent's Due Diligence.  The REIT Manager
                   --------------------------------------
will cooperate with the Agent in such investigation as the Agent may make or cause to be made of all the properties, business and operations of ATLANTIC in connection with the purchase and public offering of the Shares, and the REIT Manager will make available to the Agent in connection therewith such information in its possession as the Agent may reasonably request.


                                   ARTICLE V

                        INDEMNIFICATION AND CONTRIBUTION

     Section 5.1.  Indemnification by ATLANTIC.  ATLANTIC will indemnify and
                   ---------------------------
hold harmless the Agent, each of the Agent's directors and officers, and each person, if any, who controls the Agent within the meaning of the Securities Act against any loss, claim, damage or liability, joint or several, to which the Agent or any such controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (a) an untrue statement or alleged untrue statement made by ATLANTIC in Article II hereof or (b) an untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any preliminary prospectus or the Prospectus or any amendment or supplement thereto or (ii) in any blue sky application or other document executed by ATLANTIC specifically for that purpose or based upon written information furnished by ATLANTIC filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application") or (c) the omission or alleged omission to
          --------------------
state in the Registration

Statement or any preliminary prospectus or the Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Agent and each such controlling person for any legal or other expenses reasonably incurred by the Agent or such controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that ATLANTIC will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to ATLANTIC through the Agent or by or on behalf of the Agent specifically for use in the preparation of the Registration Statement or any such preliminary prospectus or the Prospectus or any such amendment or supplement thereto or any such Blue Sky Application; and provided, further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the Prospectus, such indemnity agreement shall not inure to the benefit of the Agent from whom the person asserting any loss, claim, damage or liability purchased the Shares which are the subject thereof (or to the benefit of any person who controls the Agent), if a copy of the Prospectus was not sent or given to such person with or prior to the written confirmation of the sale of such Shares to such person. This indemnity agreement is in addition to any liability which ATLANTIC may otherwise have and shall survive the delivery of and payment for the Unsubscribed Shares.

     Section 5.2.  Indemnification by Agent.  The Agent will indemnify and hold
                   ------------------------
harmless ATLANTIC, each of ATLANTIC's directors, each of ATLANTIC's officers who has signed the Registration Statement, and each person, if any, who controls ATLANTIC within the meaning of the Securities Act, against any loss, claim, damage or liability to which ATLANTIC or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (a) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any preliminary prospectus or the Prospectus or any amendment or supplement thereto or in any Blue Sky Application or (b) the omission or alleged omission to state in the Registration Statement or any preliminary prospectus or the Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to ATLANTIC through the Agent or by or on behalf of the Agent specifically for use in the preparation of the Registration Statement or any such preliminary prospectus or the Prospectus or any such amendment or supplement thereto or any such Blue Sky Application; and will reimburse any legal or other expenses reasonably incurred by ATLANTIC or any such director or officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action. This indemnity agreement is in addition to any liability which the Agent may otherwise have and shall survive the delivery of and payment for the Unsubscribed Shares.

     Section 5.3. Notice.  Promptly after receipt by an indemnified party under
                  ------
this Article V of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify in writing the indemnifying party of the commencement thereof within a reasonable time thereafter; the omission so to notify the indemnifying party will relieve it from any liability under this
Article V as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action, suit or proceeding is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly and with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party under this Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the judgment of the indemnified party, it is advisable for the indemnified party and its controlling person to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel to represent the indemnified party and such controlling person, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party.

     Section 5.4.  Contribution.  In order to provide for just and equitable
                   ------------
contribution in any case in which ATLANTIC or the Agent (or any of their respective directors or officers or any person who controls either of them within the meaning of the Securities Act) makes claim for indemnification pursuant to this Article V but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the provisions of this Article V provide for indemnification in such case, then, and in each such case, (a) ATLANTIC and each person who controls ATLANTIC, in the aggregate, and (b) the Agent, shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from all others) in such proportion so that the Agent is responsible for the portion represented by the percentage that the fee received by the Agent pursuant to Section 1.2 hereof bears to the aggregate public offering price for all Shares offered by ATLANTIC in the Rights Offering, and ATLANTIC and its controlling persons, in the aggregate, are responsible for the remaining portion; provided, however, that if such allocation is not permitted by applicable law then the relative fault of ATLANTIC and the Agent in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be taken into account. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by ATLANTIC or by the Agent and the parties' relative intent, knowledge, access to the information and opportunity to correct or prevent such untrue statements or omissions. ATLANTIC and the Agent agree that it would not be just and equitable if the respective obligations of ATLANTIC and the Agent to contribute pursuant to this Section 5.4 were to be determined by pro rata or per capita allocation of the aggregate damages (even if the Agent and its controlling person in the aggregate were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section
5.4. For purposes of this Section 5.4, the term "damages" shall include any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending against or appearing as a third-party witness in any action or claim that is the subject of the contribution provisions of this Section 5.4. Notwithstanding the provisions of this Section 5.4, the Agent and its controlling person in the aggregate shall not be required to contribute any amount in excess of the amount by which the total price of the Unsubscribed Shares sold by it exceeds the amount of any damages that the Agent and its controlling person in the aggregate have otherwise been required to pay by reason of such untrue statement or omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under Section 11 of the Securities Act other than ATLANTIC and the Agent and persons controlling ATLANTIC or the Agent.

     Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such person will, if a claim for contribution in respect thereof is to be made against another party, notify the contributing party of the commencement thereof within a reasonable time thereafter; but the omission so to notify the contributing party will not relieve the contributing party from any liability which it may have to any party other than for contribution. Any notice given pursuant to any other paragraph of this Section 5 shall be deemed to be the like notice hereunder. In case any such action, suit or proceeding is brought against any party, and such person notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.


                                  ARTICLE  VI

                     CONDITIONS OF THE AGENT'S OBLIGATIONS

     The Agent's obligations hereunder shall be subject to the accuracy of the representations and warranties on the part of ATLANTIC herein contained, to the performance by ATLANTIC and the REIT Manager of all of their agreements herein contained, to the fulfillment of or compliance by ATLANTIC with all covenants and conditions hereof, and to the following additional conditions:

     Section 6.1.  Filing of Prospectus.  The Prospectus shall have been filed
                   --------------------
with the Commission pursuant to Rule 424 under the Securities Act within the permitted time period, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent.

     Section 6.2.  Accuracy of Prospectus.  As of the Closing Date, ATLANTIC
                   ----------------------
shall not have disclosed in writing to the Agent that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to ATLANTIC, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

     Section 6.3.  Casualty and Other Calamity.  Between the date hereof and the
                   ---------------------------
Closing Date, ATLANTIC shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or any other cause, of such character as materially adversely affects the condition (financial or other), properties or business of ATLANTIC, whether or not such loss is covered by insurance.

     Section 6.4.  Litigation and Other Proceedings.  Between the date hereof
                   --------------------------------
and the Closing Date, there shall be no litigation instituted or threatened against ATLANTIC and there shall be no proceeding instituted or threatened against ATLANTIC before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the condition (financial or other), properties or business of ATLANTIC.

     Section 6.5.  Lack of Material Change.  Except as described in the
                   -----------------------
Registration Statement and the Prospectus, subsequent to the date of the last audited balance sheet included in the Registration Statement or the Prospectus and prior to the Closing Date, (a) ATLANTIC shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of such last audited balance sheet; (b) there shall not have been any material adverse change in the condition (financial or other), properties or business of ATLANTIC; (c) ATLANTIC shall not have entered into any material transaction other than in the ordinary course of business; (d) ATLANTIC shall not have incurred any material obligations, contingent or otherwise, other than in the ordinary course of business; (e) there shall not have been any change in the capital stock or long-term debt (except current payments) of ATLANTIC; and (f) ATLANTIC shall not have paid or declared any dividends or other distributions on the Shares, other than regular periodic dividends and the distribution of the Rights.

     Section 6.6.  Opinion of Counsel.  The Agent shall have received an opinion
                   ------------------
of Mayer, Brown & Platt as to the due organization and existence of ATLANTIC and to the effect that the Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable, and as to such other matters as may be reasonably requested by the Agent. In addition to the foregoing opinions such counsel shall state that, in the course of its representation of ATLANTIC, such counsel has no reason to believe that, as of its effective date, the Registration Statement (other than the financial statements and related schedules and other financial information included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus (other than the financial statements and related schedules and other financial information included therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the Closing Date, either the Registration Statement or the Prospectus (other than the financial statements and related schedules and other financial information included therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were make, not misleading.

     Section 6.7.  Comfort Letter.  On the date of this Agreement and also on
                   --------------
the Closing Date, Ernst & Young LLP shall have delivered to the Agent (as well as to ATLANTIC's Board of Directors) a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to the Agent (as well as to ATLANTIC's Board of Directors), to the effect set forth in Annex I hereto.
-------

     Section 6.8.  Blue Sky Qualifications.  The Rights Offering shall be
                   -----------------------
qualified in such states as the Agent may reasonably request pursuant to Section 3.8, and each such qualification shall be in effect and not subject to any stop order or other proceeding on the date of this Agreement.

     Section 6.9.  Approval of Agent's Counsel.  All opinions, letters,
                   ---------------------------
certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Agent, whose approval shall not be unreasonably withheld. The suggested form of such documents shall be provided to counsel to the Agent upon request.

     Section 6.10.  Officers' Certificates.  Any certificate signed by an
                    ----------------------
officer of ATLANTIC and delivered to the Agent or to counsel to the Agent will be deemed a representation and warranty by ATLANTIC to the Agent as to the statements made therein.


                                  ARTICLE VII

                                  TERMINATION

     Section 7.1.  Termination Because of Non-Compliance.  This Agreement may be
                   -------------------------------------
terminated by the Agent by notice to ATLANTIC in the event that ATLANTIC or the REIT Manager shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of ATLANTIC or the REIT Manager to be performed, complied with or fulfilled (including but not limited to those specified in Articles I, II, III and VI hereof) within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Agent in writing.

     Section 7.2.  Market Out Termination.  This Agreement may be terminated by
                   ----------------------
the Agent by notice to ATLANTIC at any time if, in the reasonable judgment of the Agent, payment for and delivery of the Unsubscribed Shares is rendered impracticable or inadvisable because (a) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon trading in securities generally, or minimum or maximum prices shall have been generally established on the New York Stock Exchange, or trading in securities generally on such Exchange shall have been suspended, or a general moratorium shall have been established by federal or state authorities or (b) a war involving the United States or other national calamity shall have occurred or (c) substantial and material changes in the condition of the market (either generally or with reference to the sale of the Shares subject to the Rights Offering) beyond normal fluctuations are such that it would be undesirable, impracticable or inadvisable to proceed with this Agreement or with the Rights Offering or (d) of any matter materially adversely affecting ATLANTIC.

     Section 7.3.  ATLANTIC's Right to Terminate.  In the event any action or
                   -----------------------------
proceeding of the type referred to in Section 8.2 hereof shall be instituted or threatened against the Agent at any time prior to the date hereof, or in the event there shall be filed by or against the Agent in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of the Agent's assets or if the Agent makes an assignment for the benefit of creditors, ATLANTIC shall have the right on three days' written notice to the Agent to terminate this Agreement.

     Section 7.4.  Effect of Termination Hereunder.  Any termination of this
                   -------------------------------
Agreement pursuant to this Article VII shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that ATLANTIC shall remain obligated to pay the costs and expenses provided to be paid by it specified in Section 3.12 and ATLANTIC and the Agent shall be obligated to pay, respectively, all losses, claims, damages or liabilities, joint or several, under Article V.


                                  SECTION VIII

                     AGENT'S REPRESENTATIONS AND WARRANTIES

     The Agent represents and warrants to and agrees with ATLANTIC that:

     Section 8.1.  Registration as Broker-Dealer and Member of NASD.  The Agent
                   ------------------------------------------------
is registered as a broker-dealer with the Commission and is registered as a broker-dealer in each state within the United States in which it will offer the Unsubscribed Shares and is a member in good standing of the National Association of Securities Dealers, Inc.

     Section 8.2.  No Pending Proceedings.  There is not now pending or
                   ----------------------
threatened against the Agent any action or proceeding of which it has been advised, either in any court of competent jurisdiction, before the Commission or any state securities commission concerning its activities as a broker or dealer, nor has the Agent been named as a "cause" in any such action or proceeding.

     Section 8.3.  Delivery of Documents.  The Agent will deliver a copy of the
                   ---------------------
Prospectus to each subscriber at or prior to such time as is required under the Securities Act to be delivered by the Agent to such person, and the Agent will use only such supplemental sales material in connection with the sales of the Unsubscribed Shares (a) as has been either prepared or approved by ATLANTIC and delivered to the Agent and (b) only in the manner and in the jurisdictions authorized by ATLANTIC.

     Section 8.4.  Distribution Sheets.  Upon request, the Agent shall furnish
                   -------------------
to ATLANTIC after the Closing a breakdown by states of the number of Unsubscribed Shares sold in each state in which the Unsubscribed Shares are offered.


                                   ARTICLE IX

                                    NOTICES

     Except as otherwise expressly provided in this Agreement:

     Section 9.1.  Notice to ATLANTIC.  Whenever notice is required by the
                   ------------------
provisions of this Agreement to be given to ATLANTIC, such notice shall be given in writing addressed to ATLANTIC as follows:

          Security Capital Atlantic Incorporated
          Six Piedmont Center
          Atlanta, Georgia 30305
          Attn: Jeffrey A. Klopf

     Section 9.2.  Notice to the Agent.  Whenever notice is required by the
                   -------------------
provisions of this Agreement to be given to the Agent, such notice shall be given in writing addressed to the Agent as follows:

          Security Capital Markets Group Incorporated
          125 Lincoln Avenue
          Santa Fe, New Mexico  87501
          Attn:  K. Scott Canon


                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1.  Benefit.  This Agreement is made solely for the benefit of
                    -------
the Agent, ATLANTIC, their respective officers, directors and any controlling person referred to in Section 15 of the Securities Act, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchasers, as such, of any of the Shares.

     Section 10.2.  Survival.  The respective agreements, representations,
                    --------
warranties, covenants and other statements of ATLANTIC or its officers set forth in or made pursuant to this Agreement and the indemnity agreements of ATLANTIC and the Agent contained in Article V hereof shall survive and remain in full force and effect, regardless of (a) any investigation made by or on behalf of ATLANTIC or the Agent or any officer or director thereof or any controlling person of ATLANTIC or of the Agent, (b) delivery of or payment for the Unsubscribed Shares and (c) the Closing, and any successor of ATLANTIC and the Agent or any controlling person, officer or director thereof, as the case may be, shall be entitled to the benefits hereof.

     Section 10.3.  Governing Law.  The validity, interpretation and
                    -------------
construction of this Agreement and of each part hereof will be governed by the laws of the State of Maryland.

     Section 10.4.  Counterparts.  This Agreement may be executed in any number
                    ------------
of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the Agreement between you, the REIT Manager and ATLANTIC.


                                      Very truly yours,

                                      SECURITY CAPITAL ATLANTIC INCORPORATED


                                      By:
                                         --------------------------------------
                                             Jeffrey A. Klopf
                                             Secretary



                                      SECURITY CAPITAL (ATLANTIC) INCORPORATED



                                      By:
                                         --------------------------------------
                                             Jeffrey A. Klopf
                                             Secretary



     We hereby confirm as of the date hereof that the above letter sets forth the Agreement between ATLANTIC, the REIT Manager and us.


                                      SECURITY CAPITAL MARKETS GROUP
                                      INCORPORATED


                                      By:
                                         --------------------------------------
                                         K. Scott Canon
                                         President



                                      SECURITY CAPITAL GROUP INCORPORATED


                                      By:
                                         --------------------------------------
                                             Jeffrey A. Klopf
                                             Secretary

                                    ANNEX I

     Pursuant to Section 6.7 of the Placement Agent Agreement, Ernst & Young LLP shall furnish letters to the Agent (as well as to ATLANTIC's Board of Directors) to the effect that:

         (a) They are independent certified public accountants with respect to ATLANTIC and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

         (b) In their opinion, the financial statements and financial statement schedule audited by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder;

         (c) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the minutes of the meetings of ATLANTIC's Board of Directors, a review of the unaudited financial statements referred to below, inquiries of certain officials of ATLANTIC and its subsidiaries who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

             (i) any material modifications should be made to the unaudited financial statements included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

             (ii) the unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder;

             (iii) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the shareholders' equity or any increase in the consolidated long-term debt of ATLANTIC and its subsidiaries or other items specified by the Agent or ATLANTIC's Board of Directors, as the case may be, or any decreases in the consolidated total assets of ATLANTIC and its subsidiaries or other items specified by the Agent or ATLANTIC's Board of Directors, as the case may be, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement and the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

             (iv) for the period from the date of the latest financial statements included in the Registration Statement and the Prospectus to the specified date referred to in clause (iii) there were any decreases in consolidated net earnings from operations or the per share amount of consolidated net earnings from operations or other items specified by the Agent or ATLANTIC's Board of Directors, as the case may be, or any increases in any items specified by the Agent or ATLANTIC's Board of Directors, as the case may be, in each case as compared with the corresponding period of the preceding year and with any other period of corresponding length specified by the Agent or ATLANTIC's Board of Directors, as the case may be, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

             (v) any unaudited pro forma financial statements included in the Registration Statement or the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the computation of those statements;

        (d) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures referred to in paragraph (c) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain items identified by the Agent or ATLANTIC's Board of Directors, as the case may be, on certain pages of the Prospectus and, except as described in such letter, compared or recalculated certain of such items to ATLANTIC's audited or unaudited financial statements or support schedules and found them to be in agreement.

                                      I-2